Summary
Description
Count
UPB
% of Total UPB
Current 8367 $1,555,705,341.41 94.42%
Delinq 610 $91,849,708.59 5.57%
Total 8977 $1,647,555,050.00
Average UPB $183,530.70 WAM(Months) 351
WACLTV 83.64% WAC 7.14%
Del Trigger Target Actual n/a
Loan with Pre.
Penalties
37 $9,291,972.29 0.56%
Loss Severity 0.00% Pymt Velocity
Rate Type Stratification
Description
Count
UPB
% of Total UPB
ARM 6442 $1,307,579,016.11 79.36%
Fixed Rate 2535 $339,976,033.89 20.63%
Top 5 States
State
Count
UPB
% of Total UPB
CA 1577 $517,990,053.69 31.43%
FL 771 $132,087,170.83 8.01%
AZ 669 $96,569,736.60 5.86%
IL 606 $108,916,041.79 6.61%
TX 463 $50,956,544.23 3.09%
LTV Stratification
Range
Count
UPB
% of Total UPB
< 65% 483 $58,741,078.31 3.56%
65% - < 75% 514 $95,635,418.67 5.80%
75% - < 85% 3278 $650,988,105.04 39.51%
85% - < 95% 4130 $799,641,901.31 48.53%
95% - < 100% 416 $26,911,978.94 1.63%
> 100% 156 $15,636,567.73 0.94%
FICO Stratification
Range
Count
UPB
% of Total UPB
N/A 8813 $1,621,692,260.41 98.43%
300 - < 400 0 $0.00 0.00%
400 - < 500 12 $2,256,077.59 0.13%
500 - < 600 87 $11,892,226.73 0.72%
600 - < 700 59 $10,478,772.97 0.63%
700 - < 850 6 $1,235,712.30 0.07%
UPB Stratification
Range
Count
UPB
% of Total UPB
0 - < $25K 149 $3,658,595.49 0.22%
$25K - < $75K 1565 $85,034,471.40 5.16%
$75K - < $150K 3087 $343,136,882.82 20.82%
$150K - < $200K 1218 $210,882,371.32 12.79%
> $200K 2958 $1,004,842,728.97 60.98%
Interest Rate Stratification
Range
Count
UPB
% of Total UPB
0% - < 5% 1 $331,875.31 0.02%
5% - < 10% 8431 $1,620,577,816.51 98.36%
10% - < 15% 545 $26,645,358.18 1.61%
Lien Position Stratification
Position
Count
UPB
% of Total UPB
1 8413 $1,621,258,081.38 98.40%
2 564 $26,296,968.62 1.59%
Variable Rate Loans by Index
Index
Count
UPB
% of Total UPB
6 Mo. LIBOR 6439 $1,307,077,447.44 79.33%
1 Yr. Treas 3 $501,568.67 0.03%
Losses
Prior Losses $0.00
Current Month
L
$0.00
G
$0.00
Total Losses $0.00
Cum. Loss Trig
Target
Actual n/a %
Loan Statistics Dashboard (OTS)
Date: 10/14/2005 12:14:22 PM Deal Number: SAIL 2005-HE1 Report As of: 8/30/2005
Contact Us:
T: 718-858-6050
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